UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

December 12, 2016

THE GOLDMAN SACHS GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	No. 001-14965	No. 13-4019460
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 West Street New York, New York	10282
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 902-1000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Gary D. Cohn, currently a Director and the President and Chief Operating Officer of The Goldman Sachs Group, Inc. (the Registrant or Goldman Sachs), has determined to resign from each of these positions, effective December 31, 2016, in light of President-Elect Trump’s announcement appointing Mr. Cohn as Assistant to the President for Economic Policy and Director of the National Economic Council, which position Mr. Cohn has decided to accept. Mr. Cohn will continue to be affiliated with the Registrant as a senior director until joining the Trump Administration.

(c) In light of Mr. Cohn’s resignation as described above, the Board of Directors of the Registrant determined to make the following appointments:

David M. Solomon, 54, has been appointed President and Co-Chief Operating Officer of the Registrant, effective January 1, 2017. As President and Co-Chief Operating Officer, Mr. Solomon will receive an annual salary of $1,850,000 and will be eligible for annual variable compensation. Mr. Solomon has been co-head of the Investment Banking Division since July 2006. Prior to assuming this role, he was the global head of the Financing Group. He joined Goldman Sachs as a partner in 1999.

Harvey M. Schwartz, 52, has been appointed President, Co-Chief Operating Officer and Chief Financial Officer of the Registrant, effective January 1, 2017. He will continue in his current role as Chief Financial Officer through April 30, 2017, at which time he will assume his full responsibilities as President and Co-Chief Operating Officer. In these roles, Mr. Schwartz will continue to receive an annual salary of $1,850,000 and will be eligible for annual variable compensation. Mr. Schwartz has been an Executive Vice President of Goldman Sachs and our Chief Financial Officer since January 2013. From February 2008 to January 2013, Mr. Schwartz was global co-head of the Securities Division. Prior to that he was global head of Securities Division Sales, from 2005 to 2007 he was Head of North America Sales and from 2004 to late 2005 he was Co-Head of the Americas Financing Group within Investment Banking. Mr. Schwartz joined Goldman Sachs as a vice president in 1997, became a managing director in 1999 and partner in 2002.

R. Martin Chavez, 52, will assume the role of Executive Vice President and Chief Financial Officer, effective May 1, 2017. As Executive Vice President and Chief Financial Officer, Mr. Chavez will receive an annual salary of $1,850,000 and will be eligible for annual variable compensation. Mr. Chavez, who was named Deputy Chief Financial Officer effective January 1, 2017, first joined Goldman Sachs in 1993 in the J. Aron Currency and Commodities Division, where he worked as a Senior Energy Strat until 1997. He returned to the firm as a managing director in Investment Banking Division Strats in 2005 and was named partner in 2006. Prior to assuming the role of Chief Information Officer, Mr. Chavez was global co-chief operating officer of the Equities Franchise and before that he was global co-head of Securities Division Strats.

Richard J. Gnodde, 56, has been appointed a Vice Chairman of the Registrant, effective January 1, 2017. As a Vice Chairman, Mr. Gnodde will receive an annual salary of $1,850,000 and will be eligible for annual variable compensation. Mr. Gnodde has been co-chief executive officer of Goldman Sachs International since 2006 and co-head of the Investment Banking Division since 2011. He joined Goldman Sachs in London in 1987, eventually leading the investment banking effort in the United Kingdom. He was appointed co-head of the Investment Banking Division in Japan in 1997, became president of Goldman Sachs (Singapore) Pte. and co-head of Investment Banking in Asia in 1999 before moving to Hong Kong that same year to become president of Goldman Sachs (Asia) LLC until 2005 when he returned to London. Mr. Gnodde was named managing director in 1996 and partner in 1998.

Pablo J. Salame, 50, has been appointed a Vice Chairman of the Registrant, effective January 1, 2017. As a Vice Chairman, Mr. Salame will receive an annual salary of $1,850,000 and will be eligible for annual variable compensation. Mr. Salame joined Goldman Sachs in New York in 1996 and became co-head of the Global Emerging Markets Debt Group in 2000. In 2002, he held leadership positions in Global Credit and European Equities in London. He assumed the role of Global Co-Head of the Securities Division in 2008 and returned to New York in 2011. He was named managing director in 1999 and partner in 2000.

A copy of the Registrant’s press release relating to these changes is being furnished as Exhibit 99.1 to this Current Report on Form 8-K. Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the Exchange Act) or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Registrant under the Securities Act of 1933 or the Exchange Act.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following exhibit is furnished as part of this Current Report on Form 8-K:

99.1 Press release of the Registrant, dated December 14, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GOLDMAN SACHS GROUP, INC.
(Registrant)

Date: December 15, 2016	By:	/s/ Gregory K. Palm
Name: Gregory K. Palm
Title: Executive Vice President and General Counsel